As  filed  with  the  Securities  and  Exchange  Commission on May 10, 2000

                                                    Registration  No.  333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       __________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                       __________________________________

                              U.S. AGGREGATES, INC.
             (Exact name of registrant as specified in its charter)
                       __________________________________

              Delaware                                           57-0990958
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


  400 South El Camino Real, Suite 500                                    94402
        San Mateo,  California                                        (Zip Code)
(Address of Principal Executive Offices)


               U.S. AGGREGATES, INC. 1999 LONG TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                                Michael J. Stone
                     Executive Vice President - Development,
                Chief Financial Officer, Treasurer and Secretary
                       400 South El Camino Real, Suite 500
                           San Mateo, California 94402
                                 (650) 685-4880

(Name, address including zip code, and telephone number, including area code, of
                               Agent for Service)

                                    Copy to:
                                    -------

                            Willard G. Fraumann, P.C.
                                Kirkland & Ellis
                             200 East Randolph Drive
                             Chicago, Illinois 60601
                                 (312) 861-2000


                                  CALCULATION OF REGISTRATION FEE

                                             Proposed maximum     Proposed maximum      Amount of
Title of securities to be   Amount to be    offering price per   aggregate offering   registration
        registered           registered           share                 price              fee
Common Stock, par value
$0.01 per share            700,840 shares  $      19.375 (1)     $    13,578,775      $   3,585

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices reported for the Shares on the New York Stock Exchange on May 5, 2000.

                                   PART  I

            INFORMATION  REQUIRED  IN  THE  SECTION  10  PROSPECTUS

ITEM  1.     PLAN  INFORMATION.

     The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended ("Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section  10(a)  of  the  Securities  Act.

ITEM  2.     REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the U.S. Aggregates, Inc. 1999 Long Term Incentive Plan (the "Plan") are available without charge by contacting:


                         Michael  J.  Stone
                         Chief  Financial  Officer
                         U.S.  Aggregates,  Inc.
                         400  South  El  Camino  Real,  Suite  500
                         San  Mateo,  California  94402
                         (650)  685-4880

                                   PART  II

              INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT


ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

      The following documents, which have been filed by U.S. Aggregates, Inc. (the "Registrant" or the "Corporation") with the Commission, are incorporated in this Registration Statement by reference:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (Registration No. 001-15217).

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (Registration No. 001-15217).

     (c) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), as included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Registrant's Registration Statement on Form S-1, initially filed with the Commission on May 25, 1999 (Registration No. 333-79209), including exhibits, and as may be subsequently amended from time to time, which description has been incorporated by reference in Item 1 of the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on August 4, 1999 (Registration No. 001-15217).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES.  Not  Applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.  Not  Applicable.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The  Corporation  is  incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

     Section 145 further provides that the indemnification provisions of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The certificate of incorporation of the Corporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation of its stockholders.

     Article V of the by-laws of the Corporation provides that any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise including service capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the corporation to the fullest extent to which it is empowered to do so unless prohibited from doing so by the General Corporation Law of the State of Delaware, as may be amended against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators, provided that, such person shall be indemnified only (subject to certain limited exceptions) in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification of such person shall be a contract right and shall include the right to be paid expenses incurred in defending any proceeding in advance of its final disposition.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

     Article V of the by-laws of the Corporation further provides that the Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under
Article V of its by-laws. All of the directors and officers of the Corporation are covered by insurance policies maintained and held in effect by the Corporation against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.  Not  applicable.

ITEM  8.     EXHIBITS.  An  Exhibit  Index  is  located  at  page  7.

Number  Description
------  -----------

   4.1  Form of certificate representing shares of Common Stock, par value $.01 per share, incorporated by reference to Exhibit 4.1 of the Corporation Registration Statement on Form S-1 (Registration No.
        333-79209).

   4.2  Restated Certificate of Incorporation of the Corporation, incorporated by reference to Exhibit 3.1(vi)
        of the Corporation's Registration Statement on Form S-1 (Registration No. 333-79209).

   4.3  Restated Bylaws of the Corporation, incorporated by reference to Exhibit 3.2(ii) of the Corporation's
        Registration Statement on Form S-1 (Registration No. 333-79209).

   4.4  U.S. Aggregates, Inc. 1999 Long Term Incentive Plan, incorporated by reference to Exhibit 10.49 of the Corporation's Registration Statement on Form S-1 (Registration No. 333-79209).



                                      -4-



   5.1  Opinion of Kirkland & Ellis with respect to the legality of the shares of the Common Stock being registered hereby.

  23.1  Consent of Arthur Andersen LLP.

  23.2  Consent of Kirkland & Ellis (included in Exhibit 5.1).

  24.1  Powers of Attorney of Directors and Officers of the Corporation (included on signature page).


ITEM  9.     UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on May 10, 2000.

                                U.S.  AGGREGATES,  INC.


                                By    /s/  Michael  J.  Stone
                                   -------------------------------
                                   Michael  J.  Stone
                                   Executive Vice President - Development, Chief Financial Officer, Secretary and Treasurer



                             POWER  OF  ATTORNEY

     KNOW ALL MEM BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Harris, Morris L. Bishop, Jr. and
Michael J. Stone and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities which such person serves or may serve with respect to U.S. Aggregates, Inc., to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereto.

                                   *****

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 10, 2000.

Signature                     Title
---------                     -----

/s/  James A. Harris          Chief Executive Officer and Chairman of the  Board
--------------------------    (principal  executive  officer)
James  A.  Harris

/s/  Michael  J.  Stone       Executive Vice President, Chief Financial  Officer
--------------------------    and  Director
Michael  J.  Stone            (principal  financial  and accounting officer)

/s/  Morris L. Bishop, Jr.    President, Chief Operating Officer and  Director
--------------------------
Morris  L.  Bishop,  Jr.

/s/  Bruce  V.  Rauner        Director
--------------------------
Bruce  V.  Rauner

/s/  David  A.  Donnini       Director
--------------------------
David  A.  Donnini

/s/  Charles  R.  Pullin      Director
--------------------------
Charles  R.  Pullin

/s/  Edward  A.  Dougherty    Director
--------------------------
Edward  A.  Dougherty

/s/  Raymond  R.  Wingard     Director
--------------------------
Raymond  R.  Wingard

/s/  Franz  L.  Cristiani     Director
--------------------------
Franz  L.  Cristiani

                                              EXHIBIT  INDEX

Exhibit
Number  Description
------- -----------

   4.1  Form of certificate representing shares of Common Stock, par value $.01 per share, incorporated by reference to Exhibit 4.1 of the Corporation Registration Statement on Form S-1 (Registration No.
        333-79209).

   4.2  Restated Certificate of Incorporation of the Corporation, incorporated by reference to Exhibit 3.1(vi)
        of the Corporation's Registration Statement on Form S-1 (Registration No. 333-79209).

   4.3  Restated Bylaws of the Corporation, incorporated by reference to Exhibit 3.2(ii) of the Corporation's
        Registration Statement on Form S-1 (Registration No. 333-79209).

   4.4  U.S. Aggregates, Inc. 1999 Long Term Incentive Plan, incorporated by reference to Exhibit 10.49 of the Corporation's Registration Statement on Form S-1 (Registration No. 333-79209).

   5.1  Opinion of Kirkland & Ellis with respect to the legality of the shares of the Common Stock being registered hereby.

  23.1  Consent of Arthur Andersen LLP.

  23.2  Consent of Kirkland & Ellis (included in Exhibit 5.1).

  24.1  Powers of Attorney of Directors and Officers of the Corporation (included on signature page).